Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 33-80435, 333-38883, 333-56493, 333-84871 and 333-133915) of ITT Educational Services, Inc. of our report dated February 20, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

February 20, 2008